Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the reference to Ralph E. Davis Associates, Inc. under the heading “Experts” in the Registration Statement on Form S-1 (the “Registration Statement”) of WPX Energy, Inc., and to the reference to our audit of the proved reserves estimates of Apco Oil and Gas International Inc. for the year ended December 31, 2010, in the Registration Statement.

RALPH E. DAVIS ASSOCIATES, INC.
	By:	/s/ Allen C. Barron, P.E.
Allen C. Barron, P.E.
April 29, 2011		President Houston, Texas

1717 St. James Place, Suite 460       Houston, Texas 77056       Office 713-622-8955       Fax 713-626-3664       www.ralphedavis.com
Worldwide Energy Consultants Since 1924